U.S. Securities and Exchange Commission

Washington, D.C. 20549

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Form 8-k

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 28, 2011

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Commission File No. 000-53612

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Bonanza Goldfields Corp.

(Name of small business issuer as specified in its charter)

Nevada 26-2723015

State of Incorporation IRS Employer Identification No.

736 East Braeburn Drive, Phoenix, AZ 85022

(Address of principal executive offices)

(602) 488-4958

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 28, 2011, William C. Berridge, P.G. was appointed as a member of the Board of Directors of the Bonanza Goldfields Corp.

His biography is below:

William C. Berridge, P.G. William C. Berridge, P.G., is the Founder, President/CEO, and Chairman of Auric Resources International, Inc., a mineral and exploration company founded in 1989. Mr. Berridge is a Qualified Person (QP) for preparing NI 43-101 technical reports written under CSA & CIM Standards & Guidelines. He is registered as a Professional Geologist in Wyoming and has over 35 years of exploration & development experience. He is also a member of the Geological Society of America (GSA), the Canadian Institute of Mining, Metallurgy and Petroleum (CIM), the Geological Society of Nevada (GSN), the Arizona Geological Society (AGS), the Society of Mineral Analysts (SMA) and a Founding Registered Member of the Society for Mining, Metallurgy and Exploration (SME). Mr. Berridge has a long-term commitment to the Wickenburg/ Congress/Weaver Mountain Mining District geographic area."

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bonanza Goldfields Corp.

Date: June 30, 2011	By:	/s/ David Janney
David Janney Chief Executive Officer